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                                                                      EXHIBIT 14

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the incorporation by reference of our report dated January 19, 1999 for Kemper Europe Fund in the Registration Statement (Form N-14) and related Prospectus/Proxy Statement of Scudder New Europe Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-32430).





                                                          ERNST & YOUNG LLP


Chicago, Illinois
June 3, 1999